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                                                                   EXHIBIT 10.56

March 5, 2004

Rich Sulpizio
C/O QUALCOMM
5775 Morehouse Drive
San Diego, CA 92121

Dear Rich:

I am pleased to offer you a position to join QUALCOMM Incorporated as an Executive Vice President, reporting to Jeff Jacobs, President of Global Development, with a start date of March 8, 2004. The terms of the offer are as follows:

    1. A starting salary at an hourly pay rate of $230.77, which is equivalent to $480,001.60 on an annual basis.

    2. A comprehensive benefits package for you and your dependents paid by QUALCOMM. A summary of these benefits is available on our website, https://jobs.qualcomm.com/staffing/ExtBenefitsBrochure.asp. In addition to these standard benefits, you are also eligible to participate in the supplemental health plan, which reimburses most expenses not covered by our primary insurer, supplemental life and disability insurance coverage.

Please return a signed copy of the attached documents, which cover Terms of Employment and Inventions Disclosure. If you have questions, please contact me at (858) 658-2000.

Congratulations and welcome to the QUALCOMM team!

Sincerely,

/s/ Ben Hanson
--------------------------
Ben Hanson
Senior Director, Staffing
Human Resources

Enclosures